Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-262326
Prospectus Supplement No. 2
(To Prospectus dated February 2, 2022)
Virgin Orbit Holdings, Inc.
This prospectus supplement updates, amends and supplements the prospectus dated February 2, 2022 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-262326). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.
This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Amendment No. 1 (the “Amendment”) to our Annual Report on Form 10-K filed with the SEC on April 4, 2022. Accordingly, we have attached the Amendment to this prospectus supplement.
This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.
Virgin Orbit Holdings, Inc.’s common stock and warrants are listed on The Nasdaq Stock Market LLC under the symbols “VORB” and “VORBW.” On April 1, 2022, the closing price of our common stock was $7.08 and the closing price of our warrants was $1.33.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves certain risks. See “Risk Factors” beginning on page 8 of the Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is April 4, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K/A
(Amendment No. 1)

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2021
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For transition period from         to
Commission File Number 001-40267

Virgin Orbit Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-1576914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4022 E. Conant St.
Long Beach, CA	90808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (562) 388-4400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORB	The Nasdaq Stock Market LLC
Warrants to purchase common stock,	VORBW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None
__________________________

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☐

As of June 30, 2021, the last business day of the registrant’s most recently completed second fiscal quarter, the aggregate market value of the voting and non-voting common stock held by non-affiliates, computed by reference to the closing sales price of $10.29 reported on The Nasdaq Stock Market LLC, was approximately $393.7 million.

As of March 29,2022, there were approximately 334,919,914 shares of the registrant's common stock, $0.0001 par value per share, issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE
None.

EXPLANATORY NOTE

Virgin Orbit Holdings, Inc. (the “Company”) is filing this Amendment No. 1 (“Amendment No. 1”) to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities Exchange Commission on March 30, 2022 (the “Original Form 10-K”) solely to include exhibits that were inadvertently omitted or incorrectly hyperlinked in the Original Form 10-K.

Except as otherwise expressly noted herein, this Amendment No. 1 does not modify or update in any way the financial position, results of operations, cash flows, or other information contained or incorporated in, including the exhibits thereto, the Original Form 10-K, nor does it reflect events occurring after the filing of the Original Form 10-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original Form 10-K.

Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Amendment No. 1 also contains new certifications pursuant to Sections 302 of the Sarbanes-Oxley Act of 2002, which are attached hereto. Because no financial statements have been included in this Amendment No. 1 and this Amendment No. 1 does not contain or amend any disclosure with respect to Items 307 and 308 of Regulation S-K under the Exchange Act, paragraphs 3, 4 and 5 of the certifications have been omitted.

The Company’s independent registered public accounting firm is KPMG LLP, Los Angeles, California, Auditor Firm ID: 185.

Item 15.    Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1†
Agreement and Plan of Merger, dated as of August 22, 2021, by and among the Registrant, Pulsar Merger Sub, Inc., and NextGen Acquisition Corp. II (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).

3.1	Certificate of Incorporation of Virgin Orbit Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-262326) filed on January 25, 2022).
3.2	Bylaws of Virgin Orbit Holdings, Inc. (incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).
4.1
Warrant Agreement, dated as of March 22, 2021, between NextGen Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 25, 2021.

4.2
Amendment to the Warrant Agreement, dated as of January 14, 2022, between Virgin Orbit Holdings, Inc. and American Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-262326) filed on January 25, 2022).

4.3	Specimen Common Stock Certificate of Virgin Orbit Holdings, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).
4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).
4.5	Description of the Registrant’s Securities Registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.5 to the Original Form 10-K).
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).
10.2(a)
Amended and Restated Registration Rights Agreement, dated December 29, 2021, by and among Virgin Orbit Holdings, Inc., NextGen Sponsor II LLC and certain former stockholders of Vieco USA, Inc. (incorporated by reference to Exhibit 10.1(a) of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).

10.2(b)
VIL and Fifteenth Joinder Agreement, dated December 29, 2021, to the Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.1(b) of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).

10.3
Letter Agreement, dated March 22, 2021, among the Registrant, NextGen Sponsor II LLC and the Registrant’s officers and directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 25, 2021).

10.4(a)
Stockholders’ Agreement, dated December 29, 2021, by and between Virgin Orbit Holdings, Inc. and Vieco 10 Limited (incorporated by reference to Exhibit 10.2(a) of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).

10.4(b)
VIL and Fifteenth Joinder Agreement, dated December 29, 2021, to the Stockholders’ Agreement (incorporated by reference to Exhibit 10.2(b) of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).

10.5
Stockholder Support Agreement, dated August 22, 2021, by and among the Registrant, Vieco USA, Inc. and Vieco 10 Limited (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).

10.6
VIL Joinder Agreement, dated December 29, 2021, to the Stockholder Support Agreement (incorporated by reference to Exhibit 10.15 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).

10.7
Fifteenth Joinder Agreement, dated December 29, 2021, to the Stockholder Support Agreement (incorporated by reference to Exhibit 10.16 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).

10.8	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 23, 2021).
10.9†+	Subscription Agreement, dated as of December 28, 2021, by and between the Registrant and Virgin Investments Limited (incorporated by reference to Exhibit 10.9 to the Original Form 10-K).

Exhibit No.	Description
10.10#	Director Compensation Program (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on January 5, 2022).
10.11#
Employment Agreement by and between Virgin Orbit, LLC (f/k/a LauncherOne, LLC) and Dan Hart, dated February 13, 2017, as amended, effective June 1, 2021 (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on January 5, 2022).

10.12#	Virgin Orbit Holdings, Inc. Amended and Restated 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on January 5, 2022).
10.12(a)#
Form of Stock Option Agreement under the Virgin Orbit Holdings, Inc. Amended and Restated 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).

10.13#	Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on January 5, 2022).
10.13(a)#
Form of Stock Option Agreement under the Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.9(a) to the Registrant’s Current Report on Form 8-K filed on January 5, 2022).

10.13(b)#
Stock Option Agreement, by and between the Company and Daniel Hart under the Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.13(b) to the Original Form 10-K).

10.13(c)#
Form of Restricted Stock Unit Agreement under the Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.10(c) to the Registrant’s Current Report on Form 8-K filed on January 5, 2022).

10.14#	Virgin Orbit Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on January 5, 2022).
10.15^
Deed of Novation, Amendment and Restatement, dated August 22, 2021, by and among Virgin Enterprises Limited, Virgin Orbit, LLC and NextGen Acquisition Corp. II (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).

10.16^
Amended and restated trademark license agreement in the form attached as an annex to the Deed of Novation, Amendment and Restatement entered into by and among Virgin Enterprises Limited, Virgin Orbit, LLC and the Registrant, dated August 22, 2021 (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).

10.17*†+	Standby Equity Purchase Agreement, dated March 28, 2022 by and between the Registrant and YA II PN, Ltd.
10.20
Promissory Note, dated January 18, 2021, issued to NextGen Sponsor II LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 filed (File No. 333-253848) filed on March 12, 2021).

10.21	Promissory Note, dated August 12, 2021, issued to NextGen Sponsor II LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q filed on August 20, 2021).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 5, 2022).
23.1	Consent of KPMG LLP (incorporated by reference to Exhibit 23.1 to the Original Form 10-K).
24.1	Powers of Attorney (included on the signature page to the Original Form 10-K).
31.1*	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**
Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (incorporated by reference to Exhibit 32.1 to the Original Form 10-K).

32.2**
Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (incorporated by reference to Exhibit 32.2 to the Original Form 10-K).

Exhibit No.	Description
101.INS
Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document (incorporated by reference to Exhibit 101.INS to the Original Form 10-K).

101.SCH	Inline XBRL Taxonomy Extension Schema Document (incorporated by reference to Exhibit 101.SCH to the Original Form 10-K).
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document (incorporated by reference to Exhibit 101.CAL to the Original Form 10-K).
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document (incorporated by reference to Exhibit 101.DEF to the Original Form 10-K).
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document (incorporated by reference to Exhibit 101.LAB to the Original Form 10-K).
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (incorporated by reference to Exhibit 101.PRE to the Original Form 10-K).
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
____________
*Filed herewith.
**Furnished herewith.
†Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
+ Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(a)(6).
^    Portions of this exhibit (indicated by asterisks) have been omitted under rules of the SEC permitting the confidential treatment of select information.
#    Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VIRGIN ORBIT HOLDINGS, INC.

Date:	April 4, 2022	By:	/s/ Daniel Hart
		Name:	Daniel Hart
		Title:	Chief Executive Officer
(Principal Executive Officer)

Date:	April 4, 2022	By:	/s/ Brita O’Rear
		Name:	Brita O’Rear
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)